UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive, Lisle Illinois 60532

(Address of Principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosures.

In connection with the private offering described below, Navistar International Corporation (the “Company”) disclosed the following information:

In September, 2013, the Company secured nearly 5,900 Class 6-8 truck orders, making it the Company’s highest order receipt month since December 2011. The Company’s orders for the month include more than 2,100 Class 6/7 trucks with the Cummins ISB 6.7 liter engine. Navistar Class 6/7 order share is estimated at 31.7 percent for September, up from 18.8 percent in August. For Class 8, order share is an estimated 17.4 percent for September, up from 16.6 percent in August. The Company has received more than 11,500 orders for Cummins ISX engines since December 1, 2012, and more than 6,000 orders for MaxxForce 13 engines with SCR since March 1, 2013.

Navistar Financial Corporation will incur approximately $200 million of third-party borrowings to fund in part an intercompany loan to a wholly-owned indirect subsidiary of the Company of $270 million.

Item 8.01. Other Events.

On October 7, 2013, the Company, issued a press release announcing the Company’s proposed private offering of approximately $200 million principal amount of senior subordinated convertible notes due 2018 pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

This report shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the convertible notes will be made only be means of a private offering memorandum.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 99.1	Press release dated October 7, 2013.

Cautionary Statement Concerning Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the proposed offering of the securities and the anticipated use of proceeds therefrom. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of the company’s business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the fiscal year ended October 31, 2012 and quarterly reports for fiscal 2013. Although the company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for its ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

Date: October 7, 2013	/s/ Walter G. Borst
Name: Walter G. Borst
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated October 7, 2013.